EXHIBIT 10.5
Participant Name:
Employee Number:
Grant Name:
Issue Date:
Expiry Date:
Grant Price:
Total Number of Options Granted:
Vesting Schedule:
Instrument of Grant- Non-Qualified Stock Options (“Options”)

The amounts reflected in this document are in US dollars.

This instrument grants you Options, in the numbers indicated above, made to you on the Date of Grant indicated above, pursuant to the ManTech International Corporation Management Incentive Plan (the “Plan”). Each Option covered by this Grant entitles you to purchase one share of Class A Common Stock of ManTech International Corporation (the “Corporation”) at the Grant Price per Share indicated above, upon the terms and subject to the conditions set forth in this Instrument of Grant, the Plan, and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time.

These options are not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Instrument of Grant, Optionee acknowledges that he or she has received and read, and agrees that these Options shall be subject to, the terms of this Instrument of Grant, the Plan and the Standard Terms and Conditions.

So long as you remain in employment with the Corporation (or its subsidiaries) or serve as a director of the Corporation, the Options may be exercised in accordance with the Vesting Schedule set forth above. The Options may be exercised no later than the Expiration Date. The Options are subject to earlier termination in the event your employment is terminated for any reason, as set forth in the Plan. All Options covered by this Grant will expire on the Expiration Date indicated above.

Please confirm (i) your acceptance of the terms and conditions of this Instrument of Grant, and the terms and conditions of the Plan, and (ii) your constructive receipt of copies of the Plan Prospectus and our most recent Annual Report and Form 10-K, within 30 days of receiving this Instrument of Grant. Failure to accept this Instrument of Grant may result in the cancellation of the Options covered by this Instrument of Grant.

ManTech International Corporation

George J. Pedersen
Chairman of the Board and CEO